HOTTAB PTE. LTD.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement'') is made as of January 10th 2019, (the "Effective Date") by and between HOTTAB PTE. LTD. (ENTITY CODE: 201501775D, a Singapore corporation (the "Company"), and SOSV IV LLC ("SOSV"), a Delaware limited liability company, General Mobile Corporation, a Cayman Islands company ("Gmobi") (collectively the "Purchasers") and Sanjeev Sapkota (the "Founder").

RECITALS

WHEREAS, the parties anticipate that the Company and its Founder will participate in the Mobile Only Accelerator Program (the "Program") as part of the Program's February 2019 cohort that begins on or around February 11th 2019 in Taipei, Taiwan.

WHEREAS, the Company desires to issue and sell shares of its Common Stock ("Common Stock"),), and Purchasers desires to purchase the number of shares of Common Stock set forth in Section 1, on the terms and conditions·hereinafter set forth; and

WHEREAS, the issuance of Common Stock hereby is intended to comply with the provisions of Rule 506 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

In consideration of the foregoing and the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Purchase and Sale of Stock.

(i) Purchasers hereby agree to purchase, severally and not jointly, from the Company, and the Company hereby agrees to issue and sell to the Purchasers (in their respective amounts as set out below) Common Stock representing (5%) of the capital stock (calculated on a fully-diluted basis including all options, warrants,, convertible securities and other rights to acquire capital stock) of the Company shares (the "Shares")] for an original purchase price of US$1(the "Original Purchase Price").

The Purchasers shall purchase severally and not jointly, the Shares in their respective amounts as follows;

SOSV: 90% of the Shares (being 77 of the Shares).

Gmobi: 10% of the Shares (being 9 of the Shares).

The Company shall deliver a certificate to each of SOSV and Gmobi evidencing their respective ownership of the Shares in such number in their respective amounts as set above against delivery of the Original Purchase Price to the Company.

(ii) The Company hereby warrants and undertakes to the Purchasers that the Shares,· if not issued immediately on the execution of this Agreement, shall be issued at the earlier of (i) the next update of the

Company's official share register or (ii) at the next financing round closed by the Company (the "Share

Issuance Date"). Notwithstanding the fact that the Shares may not be issued in the name of the

Purchasers until the Share Issuance Date, each Purchaser shall be entitled to all rights, title, benefits and privileges as provided for herein in respect of the Shares, and the Company's capitalization table shall at all times reflect the Shares, as and from the date of execution hereof. The Company shall indemnify the Purchasers in full in respect of all obligations provided for herein.

(iii) The Company further warrants and undertakes to the Purchaser, in consideration of the advisory service provided to the Company by the Purchaser, that in the event the company or any Nominated

Entity (as defined below) operates a Coin or Token Sale (as defined below), the Company shall be obliged to automatically issue to the Purchaser, or hold on trust for the Purchaser (at the sole discretion of the Purchaser at the time of the Coin or Token Sale) the Purchaser's Advisory Tokens of the total Coin or

Tokens issued to the Founder in such Coin or Token Sale.

(iv) For purposes of this Agreement, (a) "Ownership Interest" means, with respect to a specified

Person, the percentage of the capital stock of the Company (the "Capital Stock") owned by such Person

(calculated on a Fully-Diluted Basis), (b) "Person" means any individual, corporation, partnership, trust,

limited liability company, joint stock company, joint venture, incorporated or unincorporated association or other entity, (c) "Fully-Diluted Basis" means the sum, as of a specified time, of: (i) all shares of

Capital Stock outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants, convertible securities and other, rights to acquire Capital Stock, but expressly excluding the issuance ( or future issuance) of Capital Stock directly or indirectly in connection with that certain

Accelerator Contract for Equity dated on or about the date of this Agreement (the "ACE") issued to the

Purchaser or an Affiliate (as defined below); and (ii) all shares of Capital Stock reserved (or to be reserved) and available for future grant under the Company's Stock Plan (the "Stock Plan"), (d)

"Advisory Tokens" means, 6% of the total amount issued to Founder with respect to a specified Person in any Coin or Token Sale (d) "Nominated Entity" means a company or other organization, nominated by the Company to operate a Coin or Token Sale, (e) "Coin or Token Sale" means any form of sale, grant,

distribution or the public sale of cryptographic coins or tokens via an initial coin offering, blockchain or otherwise.

2. Anti-Dilution Protection. The Company hereby agrees to issue to the Purchasers, without additional payment, the additional shares of Common Stock necessary to a) maintain SOSV's Ownership

Interest at 4.5% of the Company's total capital stock (calculated on a Fully-Diluted Basis) and to b)

maintain Gmobi's Ownership Interest at 0.5% of the Company's total capital stock (calculated on a

Fully-Diluted Basis) until immediately prior to the sale and issuance of the Company's capital stock in a future bona fide equity financing that results in a "Qualified Financing."

A "Qualified Financing" shall mean an aggregate purchase price of at least $300,000 paid to the

Company by investors that are not related to, or otherwise affiliated with the Company or its Founder,

where such qualified financing shall be conducted at all times in material compliance with all applicable financial record keeping and redemption requirements and applicable anti-money laundering statutes, all rules and regulations thereunder and any related or similar rules, regulations or guidelines,

issued, administered or enforced by any government agency (a "Qualified Financing").

For purposes of this Agreement, a Qualified Financing may be comprised of separate closings,

provided that the terms upon which the Company sells its Capital Stock in each such closing are identical. For the avoidance of doubt, Purchasers shall be entitled to the anti-dilution protection set

(ii) The Company hereby warrants and undertakes to the Purchasers that the Shares,· if not issued immediately on the execution of this Agreement, shall be issued at the earlier of (i) the next update of the Company's official share register of (ii) at the next financing round closed by the Company (the "Share Issuance Date"). Notwithstanding the fact that the Shares may not be issued in the name of the Purchasers until the Share Issuance Date, each Purchaser shall be entitled to all rights, title, benefits and privileges as provided for herein in respect, of the·Shares, and the Company's capitalization table shall at all times reflect the Shares, as and from the date of execution hereof. The Company shall indemnify the Purchasers in full in respect of all obligations provided for herein.

(iii) The Company further warrants and undertakes to the Purchaser, in consideration of the advisory service provided to the Company by the Purchaser, that in the event the company or any Nominated Entity (as defined below) operates a Coin or Token Sale (as defined below) , the Company shall be obliged to automatically issue to the Purchaser, or hold on trust for the Purchaser (at the sole discretion of the Purchaser at the time of the Coin or Token Sale) the Purchaser's Advisory Tokens of the total Coin or Tokens issued to the Founder in such Coin or Token Sale.

(iv) For purposes of this Agreement, (a) "Ownership Interest" means, with respect to a specified Person, the percentage of the capital stock of the Company (the "Capital Stock") owned by such Person (calculated on a Fully-Diluted Basis), (b) "Person" means any individual, corporation, partnership, trust, limited liability company, joint stock company, joint venture, incorporated or unincorporated association or other entity, (c) "Fully-Diluted Basis" means the sum, as of a specified time, of: (i) all shares of Capital Stock outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants, convertible securities and other, rights to acquire Capital Stock, but expressly excluding the issuance (or future issuance) of Capital Stock directly or indirectly in connection with that certain Accelerator Contract for Equity dated on or about the date of this Agreement (the "ACE") issued to the Purchaser or an Affiliate (as defined below); and (ii) all shares of Capital Stock reserved (or to be reserved) and available for future grant under the Company's Stock Plan (the "Stock Plan"), (d) "Advisory Tokens" means, 6% of the total amount issued to Founder with respect to a specified Person in any Coin or Token Sale (d) "Nominated Entity" means a company or other organization, nominated by the Company to operate a Coin or Token Sale, (e) "Coin or Token Sale" means any form of sale, grant, distribution or the public sale of cryptograophic coins or tokens via an initial coin offering, blockchain or otherwise.

2. Anti-Dilution Protection. The Company hereby agrees to issue to the Purchasers, without additional payment, the additional shares of Common Stock necessary to a) maintain SOSV's Ownership Interest at 4.5% of the Company's total capital stock (calculated on a Fully-Diluted Basis) and to b) maintain Gmobi's Ownership Interest at 0.5% of the Company's total capital stock (calculated on a Fully-Diluted Basis) until immediately prior to the sale and issuance of the Company's capital stock in a future bona fide equity financing that results in a "Qualified Financing."

A "Qualified Financing" shall mean an aggregate purchase price of at least $300,000 paid to the Company by investors that are not related to, or otherwise affiliated with the Company or its Founder, where such qualified financing shall be conducted at all times in material compliance with all applicable financial record keeping and reporting requirements and applicable anti-money laundering statutes, all rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued , administered or enforced by any government agency (a "Qualified Financing").

For purposes of this Agreement, a Qualified Financing may be comprised of separate closings, provided that the terms upon which the Company sells its Capital Stock in each such closing are identical. For the avoidance of doubt, Purchasers shall be entitled to the anti-dilution protection set forth in this Section 2 in connectoni with, without duplication, (a) the issuance of additional shares of Capital Stock, (b) the issuance of options, warrants, convertible securities and other rights to acquire Capital Stock, (c) the reservation for issuance of any shares of Capital Stock under the Company's Stock Plan, including, without limitation , any shares reserved on a "pre-money" basis in connection with a Qualified Financing; however, the Purchasers shall not be entitled to such anti-dilution protection in connection with the issuance of the Capital Stock in a Qualified Financing and (d) the issuance of Capital Stock directly or indirectly issued to the Purchaser or an Affiliate (as defined below) in connection with the ACE; however, the Purchase shall not be entitled to such anti-dilution protection in connection with the issuance of Capital Stock in a Qualified Financing.

3. Limitations on Transfer. The Purchasers agrees not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Purchaser's Shares except: (i) to Affiliates (as defined below) of the Purchasers, provided that such Affiliate agrees to be subject to the restrictions of this Section 3 and agrees to be bound by this· Agreement, or (ii) in compliance with the provisions herein and applicable securities laws. Furthermore, the Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company's Bylaws ("Bylaws") but in no circumstances shall the Shares be subject to any co-sale or tag-along right in favor of any other stockholder of the Company or any third party. Furthermore, the Shares shall not be subject to any drag along provisions unless all shares of Capital Stock are subject to the same provisions, provided that the prior written consent of the Purchasers shall be required for any proposed amendment to such drag-along provisions. For purposes of this Agreement, "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner,, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

4. Restrictive Legends. All notices of issuance or stock certificates for the Shares shall bear legends in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto or by applicable securities laws):

(a) "THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(b) THE SHARES REFERENCED HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.

5. Company and Founder Representations and Warranties. The Company and each of the Founder hereby represent and warrant to the Purchasers that except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representation warranties are true and complete as of the date of closing, except as otherwise indicated , and the Company and Founder' shall jointly indemnify and hold· harmless the Purchasers from and against all losses·arising out of breach of any such representation, watrnnty or obligation of the Company and/or the Founder in this Agreement:

(a) Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company has all requisite corporate powers and authmity to own and operate its prope1ties and assets, to execute and deliver this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement and the Ce1tificate of Incorporation of the Company (the "Charter") and to cany on its business as presently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Founders Agreement. The Company and each of the Founders have entered into a stock purchase agreement or restricted stock agreement, as applicable, for his or her shares of Company stock wherein such Founder' s shares are subject to vesting. This vesting is for a four-year vesting period beginning from the date of incorporation of the Company and includes share repurchase language ("Founder Vesting Language").The Founders ft.uther represent and warrant that Founder Vesting Language has been included in a Founders Agreement or such similar agreement which has been approved by the Investor prior to the commencement of the Program.

The Founders agree that any exception to the Standard Founder Vesting Language has been expressly approved by the Investoi- and is detailed in the Schedule of Exceptions herein. The Company and the Founders hereby agree that any change made to the Standard Founder Vesting Language prior to an Equity Financing must be expressly approved by the Investor in writi ng.

(c) Capitalization; Voting Rights.

i. The authorized Capital Stock as of immediately prior to closing is set fmth in the table captioned "Authorized Capital Table" attached hereto as Exhibit A-1.11. The number of shares of Common Stock available for future grant to officers, directors, employees and consultants of the Company (comp1ising no less than ten (10) per cent of the Capital Stock calculated on a Fully-Diluted Basis) is set forth in the row captioned "Available for Issuance" in the section captioned "Stock Plan" of the table captioned "Issued and Outstanding Capital Table" attached hereto as on Exhibit A-2 (the "Issued and Outstanding Capital Table"). The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share numbers set forth in the Issued and Outstanding Capital Table on Exhibit A-2. The Company and the Founder hereby expressly acknowledge and agree that as and from the Effective Date until the closing of a Qualified Financing_ by the Company, the express p1ior w1itten consent of the Purchasers shall be required for any Stock Plan issuance by the Company to any or all of the Founder of the Company.111. Other than as set fmth on the Issued and Outstanding Capital Table on Exhibit A-2, and except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive 1ights and 1ights of first